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Exhibit 2

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Pikeville National Corporation Savings and Employee Stock Ownership Plan of our report dated May 8, 2000, with respect to the financial statements and schedules of the Pikeville National Corporation Savings and Employee Stock Ownership Plan for the year ended December 31, 1999 included in this Annual Report (Form 11-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

/s/Ernst & Young LLP

Columbus, Ohio
June 28, 2001

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  Exhibit 2
INDEPENDENT AUDITORS' CONSENT